EXHIBIT 99.1

FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Record First Quarter 2019 Financial Results
EMERYVILLE, CA, May 1, 2019 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported GAAP net income of $32.9 million, or $0.48 per diluted share, and adjusted net income of $38.5 million, or $0.56 per diluted share, for its first quarter ended March 31, 2019. This compares with GAAP net income of $35.5 million, or $0.46 per diluted share, and adjusted net income of $32.1 million, or $0.46 per diluted share, in the fourth quarter ended December 31, 2018. In the first quarter of 2018, the company reported GAAP net income of $22.4 million, or $0.34 per diluted share, and adjusted net income of $22.0 million, or $0.34 per diluted share. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return-on-equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.

Claudia Merkle, CEO of National MI, said, "National MI delivered record first quarter financial results, including new insurance written of $6.9 billion, net premiums earned of $73.9 million, adjusted net income of $38.5 million and adjusted return-on-equity of 21.2%. We continued to grow our high-quality insured portfolio at an industry-leading rate and saw sustained momentum within our customer franchise. We remain focused on achieving disciplined growth and executing on our broad-based credit risk management framework, which continues to drive favorable loss performance in our insured portfolio.”

•	As of March 31, 2019, the company had primary insurance-in-force of $73.2 billion, up 7% from $68.6 billion at December 31, 2018 and up 37% compared to $53.4 billion as of March 31, 2018.

•	Net premiums earned for the quarter were $73.9 million, up 7% over $69.3 million for the fourth quarter of 2018 and up 35% over $54.9 million for the first quarter of 2018.

•	Total underwriting and operating expenses in the quarter were $30.8 million, compared to $29.4 million in the fourth quarter of 2018 and $28.5 million in first quarter of 2018.

•
At quarter-end, cash and investments were $980 million and shareholders’ equity was $752 million, equal to $11.14 per share. Return-on-equity for the quarter was 18.1% and adjusted return-on-equity (a non-GAAP measure) was 21.2%.

•	At quarter-end, the company had total PMIERs available assets of $818 million, which compares with risk- based required assets under PMIERs of $607 million.

The non-GAAP measures of adjusted net income, adjusted diluted EPS and adjusted return-on-equity for the quarters presented exclude the after-tax impact of periodic capital markets transaction costs, changes in the fair value of our warrant liability and realized gains or losses from our investment portfolio.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	3/31/2019	12/31/2018	3/31/2018	Q/Q	Y/Y
Primary Insurance-in-Force ($billions)	$73.2	$68.6	$53.4	7%	37%
New Insurance Written - NIW ($billions)
Monthly premium	6.2	6.3	5.4	(1)%	14%
Single premium	0.7	0.7	1.0	5%	(31)%
Total	6.9	7.0	6.4	(1)%	7%

Premiums Earned ($millions)	73.9	69.3	54.9	7%	35%
Underwriting & Operating Expense ($millions)	30.8	29.4	28.5	5%	8%
Loss Expense ($millions)	2.7	2.1	1.6	28%	75%
Loss Ratio	3.7%	3.1%	2.9%
Cash & Investments ($millions)	$980.0	$936.8	$825.7	5%	19%
Book Equity ($millions)	751.9	701.5	601.9	7%	25%
Book Value per Share	$11.14	$10.58	$9.18	5%	21%
(1) Percentages may not be recalculated based on the rounded figures presented in the table.
Conference Call and Webcast Details
The company will hold a conference call and live webcast today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The call also can be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 for international callers, and using Conference ID: 9578094 or by referencing NMI Holdings, Inc.

About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in the business practices of Fannie Mae and Freddie Mac (collectively, the GSEs), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (PMIERs) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (D.C.) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including government mortgage insurers, such as the Federal Housing Administration, U.S. Department of Agriculture's Rural Housing Service and the Veterans Administration, and potential market entry by new

EXHIBIT 99.1

competitors or consolidation of existing competitors; developments in the world's financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from recent natural disasters, including, with respect to the affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2018, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.
Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income and adjusted diluted earnings per share (EPS) enhance the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented in order to increase transparency and enhance the comparability of our fundamental operating trends across periods.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the years that non-vested shares are anti-dilutive under GAAP.
Adjusted return-on-equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders’ equity for the period.
Although adjusted income before tax, adjusted net income and adjusted diluted EPS exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.

EXHIBIT 99.1

(1)
Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.

(2)
Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.

(3)
Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.

(4)
Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results.

We believe the disclosure of these items and adjustments provides increased transparency to investors and enhances the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417
Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income	For the three months ended March 31,
	2019	2018
Revenues	(In Thousands, except for per share data)
Net premiums earned	$73,868	$54,914
Net investment income	7,383	4,574
Net realized investment losses	(187)	—
Other revenues	42	64
Total revenues	81,106	59,552
Expenses
Insurance claims and claim expenses	2,743	1,569
Underwriting and operating expenses	30,849	28,453
Total expenses	33,592	30,022
Other expense
Gain (loss) from change in fair value of warrant liability	(5,479)	420
Interest expense	(3,061)	(3,419)
Total other expense	(8,540)	(2,999)

Income before income taxes	38,974	26,531
Income tax expense	6,075	4,176
Net income	$32,899	$22,355

Earnings per share
Basic	$0.49	$0.36
Diluted	$0.48	$0.34

Weighted average common shares outstanding
Basic	66,692	62,099
Diluted	68,996	65,697

Loss ratio(1)	3.7%	2.9%
Expense ratio(2)	41.8%	51.8%
Combined ratio	45.5%	54.7%

Net income	$32,899	$22,355
Other comprehensive income (loss), net of tax:
Unrealized (losses) gains in accumulated other comprehensive income, net of tax (benefit) expense of $3,953 and ($423) for the quarters ended March 31, 2019 and 2018, respectively	14,868	(10,956)
Reclassification adjustment for realized losses (gains) included in net income, net of tax expense (benefit) of ($39) and $0 for the quarters ended March 31, 2019 and 2018, respectively	148	—
Other comprehensive income (loss), net of tax	15,016	(10,956)
Comprehensive income	$47,915	$11,399

(1)	Loss ratio is calculated by dividing the provision for insurance claims and claim expenses by net premiums earned.

(2)	Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

Consolidated balance sheets	March 31, 2019	December 31, 2018
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $934,712 and $924,987 as of March 31, 2019 and December 31, 2018, respectively)	$940,223	$911,490
Cash and cash equivalents (including restricted cash of $1,422 and $1,414 as of March 31, 2019 and December 31, 2018, respectively)	39,761	25,294
Premiums receivable	38,478	36,007
Accrued investment income	6,553	5,694
Prepaid expenses	4,454	3,241
Deferred policy acquisition costs, net	48,820	46,840
Software and equipment, net	25,105	24,765
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	27,747	30,370
Other assets	12,736	4,708
Total assets	$1,147,511	$1,092,043

Liabilities
Term loan	$146,503	$146,757
Unearned premiums	154,325	158,893
Accounts payable and accrued expenses	16,981	31,141
Reserve for insurance claims and claim expenses	15,537	12,811
Reinsurance funds withheld	25,308	27,114
Warrant liability, at fair value	11,831	7,296
Deferred tax liability, net	12,770	2,740
Other liabilities (1)	12,375	3,791
Total liabilities	395,630	390,543

Shareholders' equity
Common stock - class A shares, $0.01 par value; 67,501,958 and 66,318,849 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively (250,000,000 shares authorized)	675	663
Additional paid-in capital	684,635	682,181
Accumulated other comprehensive income (loss), net of tax	184	(14,832)
Retain earnings	66,387	33,488
Total shareholders' equity	751,881	701,500
Total liabilities and shareholders' equity	$1,147,511	$1,092,043

(1)	Deferred Ceding Commissions have been reclassified to "Other Liabilities" in prior periods

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	Quarter ended	Quarter ended		Quarter ended
	3/31/2019	12/31/2018		3/31/2018
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$73,868	$69,261		$54,914
Net investment income	7,383	6,952		4,574
Net realized investment gains (losses)	(187)	6		—
Other revenues	42	40		64
Total revenues	81,106	76,259		59,552
Expenses
Insurance claims and claim expenses	2,743	2,141		1,569
Underwriting and operating expenses	30,849	29,384		28,453
Total expenses	33,592	31,525		30,022
Other Expense
Gain (loss) from change in fair value of warrant liability	(5,479)	3,538		420
Interest expense	(3,061)	(3,028)		(3,419)
Total other expense	(8,540)	510		(2,999)

Income before income taxes	38,974	45,244		26,531
Income tax expense	6,075	9,724		4,176
Net income	$32,899	$35,520		$22,355

Adjustments:
Net realized investment (gains) losses	187	(6)		—
(Gain) Loss from change in fair value of warrant liability	5,479	(3,538)		(420)
Capital markets transaction costs	—	102		—
Adjusted income before taxes	44,640	41,802		26,111

Income tax expense (benefit) on adjustments	39	20		(88)
Adjusted net income	$38,526	$32,058		$22,023

Weighted average diluted shares outstanding	68,996	69,013		65,697
Adjusted weighted average diluted shares outstanding	68,996	69,013		65,697

Diluted EPS	$0.48	$0.46	(1)	$0.34	(1)
Adjusted diluted EPS	$0.56	$0.46		$0.34

Return-on-equity	18.1%	20.9%		16.1%
Adjusted return-on-equity	21.2%	18.8%		15.9%

(1)
Diluted net income excludes the impact of the warrant fair value change as it was anti-dilutive.  For the three months ended March 31, 2019, diluted net income equals reported net income as the impact of the warrant fair value change was dilutive.

EXHIBIT 99.1

Historical Quarterly Data	2019	2018				2017
	March 31	December 31	September 30	June 30	March 31	December 31
Revenues	(In Thousands, except for per share data)
Net premiums earned	$73,868	$69,261	$65,407	$61,615	$54,914	$50,079
Net investment income	7,383	6,952	6,277	5,735	4,574	4,388
Net realized investment gains (losses)	(187)	6	(8)	59	—	9
Other revenues	42	40	85	44	64	62
Total revenues	81,106	76,259	71,761	67,453	59,552	54,538
Expenses
Insurance claims and claim expenses	2,743	2,141	1,099	643	1,569	2,374
Underwriting and operating expenses	30,849	29,384	30,379	29,020	28,453	28,297
Total expenses	33,592	31,525	31,478	29,663	30,022	30,671

Other expense (1)	(8,540)	510	(8,436)	(5,451)	(2,999)	(6,808)

Income before income taxes	38,974	45,244	31,847	32,339	26,531	17,059
Income tax expense	6,075	9,724	7,036	7,098	4,176	18,825
Net income (loss)	$32,899	$35,520	$24,811	$25,241	$22,355	$(1,766)

Earnings (losses) per share
Basic	$0.49	$0.54	$0.38	$0.38	$0.36	$(0.03)
Diluted	$0.48	$0.46	$0.36	$0.37	$0.34	$(0.03)

Weighted average common shares outstanding
Basic	66,692	66,308	65,948	65,664	62,099	60,219
Diluted	68,996	69,013	68,844	68,616	65,697	60,219

Other data
Loss Ratio (2)	3.7%	3.1%	1.7%	1.0%	2.9%	4.7%
Expense Ratio (3)	41.8%	42.4%	46.4%	47.1%	51.8%	56.5%
Combined ratio	45.5%	45.5%	48.1%	48.1%	54.7%	61.2%

(1)	Other expense includes the gain (loss) from change in fair value of warrant liability and interest expense.

(2)	Loss ratio is calculated by dividing the provision for insurance claims and claim expenses by net premiums earned.

(3)	Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(In Millions)
Monthly	$6,211	$6,296	$6,675	$5,711	$5,441	$5,736
Single	702	666	686	802	1,019	1,140
Primary	$6,913	$6,962	$7,361	$6,513	$6,460	$6,876

Primary and pool IIF	As of
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(In Millions)
Monthly	$55,995	$51,655	$46,967	$41,843	$37,574	$33,268
Single	17,239	16,896	16,560	16,246	15,860	15,197
Primary	73,234	68,551	63,527	58,089	53,434	48,465

Pool	2,838	2,901	2,974	3,064	3,153	3,233
Total	$76,072	$71,452	$66,501	$61,153	$56,587	$51,698
The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction and 2018 QSR Transaction, and collectively, the QSR Transactions) for the periods indicated.

	As of and for the three months ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
		(In Thousands)
Ceded risk-in-force	$4,534,353	$4,292,450	$3,960,461	$3,606,928	$3,304,335	$2,983,353
Ceded premiums written	(18,845)	(17,799)	(16,546)	(15,318)	(14,525)	(15,233)
Ceded premiums earned	(21,468)	(20,487)	(19,286)	(18,077)	(16,218)	(14,898)
Ceded claims and claim expenses	899	710	337	173	543	800
Ceding commission written	3,771	3,549	3,320	3,064	2,905	3,047
Ceding commission earned	4,206	4,084	3,814	3,536	3,151	2,885
Profit commission	12,061	11,666	11,272	10,707	9,201	8,139

EXHIBIT 99.1

Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	($ Values In Millions)
New insurance written	$6,913	$6,962	$7,361	$6,513	$6,460	$6,876
New risk written	1,799	1,799	1,883	1,647	1,580	1,665
Insurance in force (IIF) (1)	73,234	68,551	63,527	58,089	53,434	48,465
Risk in force (1)	18,373	17,091	15,744	14,308	13,085	11,843
Policies in force (count) (1)	297,232	280,825	262,485	241,993	223,263	202,351
Average loan size (1)	$0.246	$0.244	$0.242	$0.240	$0.239	$0.240
Average coverage (2)	25.1%	24.9%	24.8%	24.6%	24.5%	24.4%
Loans in default (count) (1)	940	877	746	768	1,000	928
Percentage of loans in default	0.3%	0.3%	0.3%	0.3%	0.5%	0.5%
Risk in force on defaulted loans (1)	$53	$48	$42	$43	$57	$53
Average premium yield (3)	0.42%	0.42%	0.43%	0.44%	0.43%	0.44%
Earnings from cancellations	$2.3	$2.1	$2.6	$3.1	$2.8	$4.2
Annual persistency (4)	87.2%	87.1%	86.1%	85.5%	85.7%	86.1%
Quarterly run-off (5)	3.3%	3.1%	3.3%	3.5%	3.1%	3.9%

(1)	Reported as of the end of the period.

(2)	Calculated as end of period risk in force (RIF) divided by IIF.

(3)	Calculated as net primary and pool premiums earned, net of reinsurance, divided by average primary IIF for the period, annualized.

(4)	Defined as the percentage of IIF that remains on our books after any 12-month period.

(5)	Defined as the percentage of IIF that is no longer on our books after any 3-month period.
The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
	($ In Millions)
>= 760	$3,057	$3,125	$2,619
740-759	1,224	1,198	1,073
720-739	1,044	1,033	914
700-719	792	797	811
680-699	553	559	567
<=679	243	250	476
Total	$6,913	$6,962	$6,460
Weighted average FICO	749	750	743

EXHIBIT 99.1

Primary NIW by LTV	For the three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(In Millions)
95.01% and above	$569	$582	$997
90.01% to 95.00%	3,424	3,409	2,765
85.01% to 90.00%	2,241	2,224	1,755
85.00% and below	679	747	943
Total	$6,913	$6,962	$6,460
Weighted average LTV	92.2%	92.1%	92.5%

Primary NIW by purchase/refinance mix	For the three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(In Millions)
Purchase	$6,383	$6,627	$5,425
Refinance	530	335	1,035
Total	$6,913	$6,962	$6,460
The table below presents a summary of our primary IIF and RIF by book year as of March 31, 2019

Primary IIF and RIF	As of March 31, 2019
	IIF	RIF
	(In Millions)
March 31, 2019	$6,872	$1,789
2018	25,609	6,492
2017	18,353	4,514
2016	14,750	3,652
2015	6,585	1,658
2014 and before	1,065	268
Total	$73,234	$18,373
The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	March 31, 2019	December 31, 2018	March 31, 2018
	(In Millions)
>= 760	$33,902	$31,870	$25,371
740-759	12,160	11,294	8,635
720-739	10,096	9,338	6,981
700-719	8,122	7,574	5,814
680-699	5,435	5,062	3,852
<=679	3,519	3,413	2,781
Total	$73,234	$68,551	$53,434

EXHIBIT 99.1

Primary RIF by FICO	As of
	March 31, 2019	December 31, 2018	March 31, 2018
	(In Millions)
>= 760	$8,506	$7,955	$6,246
740-759	3,076	2,836	2,125
720-739	2,550	2,341	1,710
700-719	2,036	1,886	1,416
680-699	1,357	1,256	932
<=679	848	817	656
Total	$18,373	$17,091	$13,085

Primary IIF by LTV	As of
	March 31, 2019	December 31, 2018	March 31, 2018
	(In Millions)
95.01% and above	$7,204	$6,774	$4,872
90.01% to 95.00%	34,024	31,507	23,937
85.01% to 90.00%	22,208	20,668	16,034
85.00% and below	9,798	9,602	8,591
Total	$73,234	$68,551	$53,434

Primary RIF by LTV	As of
	March 31, 2019	December 31, 2018	March 31, 2018
	(In Millions)
95.01% and above	$1,928	$1,801	$1,294
90.01% to 95.00%	9,923	9,185	6,978
85.01% to 90.00%	5,384	4,994	3,831
85.00% and below	1,138	1,111	982
Total	$18,373	$17,091	$13,085

Primary RIF by Loan Type	As of
	March 31, 2019	December 31, 2018	March 31, 2018

Fixed	98%	98%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(In Millions)
IIF, beginning of period	$68,551	$63,527	$48,465
NIW	6,913	6,962	6,460
Cancellations and other reductions	(2,230)	(1,938)	(1,491)
IIF, end of period	$73,234	$68,551	$53,434

EXHIBIT 99.1

Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	March 31, 2019	December 31, 2018	March 31, 2018
California	12.7%	13.0%	13.5%
Texas	8.3	8.2	8.0
Florida	5.2	5.0	4.7
Virginia	5.0	4.9	5.1
Arizona	4.8	4.9	4.8
Michigan	3.6	3.6	3.7
Pennsylvania	3.6	3.6	3.6
Colorado	3.4	3.5	3.5
Illinois	3.4	3.4	3.3
Maryland	3.2	3.2	3.4
Total	53.2%	53.3%	53.6%
The following table shows portfolio data by book year, as of March 31, 2019.

	As of March 31, 2019
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative default rate (2)
	($ Values in Millions)
2013	$162	$28	17%	655	153	—	1	0.20%	0.15%
2014	3,451	1,037	30%	14,786	5,450	45	34	3.44%	0.53%
2015	12,422	6,585	53%	52,548	30,653	167	64	2.64%	0.44%
2016	21,187	14,750	70%	83,626	61,940	231	56	2.28%	0.34%
2017	21,582	18,353	85%	85,897	75,951	326	10	2.99%	0.39%
2018	27,289	25,609	94%	104,017	99,200	171	2	2.34%	0.17%
2019	6,913	6,872	99%	24,006	23,885	—	—	—%	—%
	$93,006	$73,234		365,535	297,232	940	167

(1)	The ratio of claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.

(2)	The sum of claims paid ever to date and notices of default as of the end of the period divided by policies ever in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended
	March 31, 2019	March 31, 2018
	(In Thousands)
Beginning balance	$12,811	$8,761
Less reinsurance recoverables (1)	(3,001)	(1,902)
Beginning balance, net of reinsurance recoverables	9,810	6,859

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	3,909	1,940
Prior years (3)	(1,166)	(371)
Total claims and claim expenses incurred	2,743	1,569

Less claims paid:
Claims and claim expenses paid:
Current year (2)	—	—
Prior years (3)	694	371
Total claims and claim expenses paid	694	371

Reserve at end of period, net of reinsurance recoverables	11,859	8,057
Add reinsurance recoverables (1)	3,678	2,334
Ending balance	$15,537	$10,391

(1)	Related to ceded losses recoverable under the QSR Transactions, included in "Other Assets" on the Condensed Consolidated Balance Sheets.

(2)
Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, that default would be included in the current year. Amounts are presented net of reinsurance.

(3)	Related to insured loans with defaults occurring in prior years, which have been continuously in default since that time. Amounts are presented net of reinsurance.
The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended
	March 31, 2019	March 31, 2018
Beginning default inventory	877	928
Plus: new defaults	574	413
Less: cures	(474)	(324)
Less: claims paid	(37)	(17)
Ending default inventory	940	1,000

EXHIBIT 99.1

The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended
	March 31, 2019	March 31, 2018
	(In Thousands)
Number of claims paid (1)	37	17
Total amount paid for claims	$926	$482
Average amount paid per claim (2)	$27	$34
Severity(3)	64%	74%

(1)	Count includes claims settled without payment.

(2)	Calculation is net of claims settled without payment.

(3)	Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected which included claims settled without payment.
The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of March 31, 2019	As of March 31, 2018
	(In Thousands)
Case (1)	$15	$9
IBNR (2)	2	1
Total	$17	$10

(1)	Defined as the gross reserve per insured loan in default.

(2)	Amount includes claims adjustment expenses.
    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	March 31, 2019	December 31, 2018	March 31, 2018
	(In Thousands)
Available Assets	$817,758	$733,762	$555,336
Risk-Based Required Assets	607,325	511,268	522,260